SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             _______________________

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 31, 2003

                           __________________________

                                COST-U-LESS, INC.
             (Exact name of registrant as specified in its charter)

          WASHINGTON                      0-24543                91-1615590
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer)
incorporation or organization)                               Identification No.)

                             8160 - 304th Avenue SE
                               Building 3, Suite A
                            Preston, Washington 98050

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (425) 222-5022

                          ____________________________

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Item 5. Other Events.

      On March 24, 2003, Cost-U-Less, Inc. (the "Company") announced that that it is currently working with a financial institution to secure a replacement line of credit to meet its working capital needs. The Company's current lender has indicated that it will not renew the existing line of credit beyond its expiration date of April 1, 2003, although it has stated that it will extend the terms of the existing line of credit facility until such time as the Company finalizes the replacement credit facility. Although the Company has not entered into any formal agreement with respect to the new line of credit, it intends to secure the replacement credit facility as soon as possible. A copy of the Company's press release announcing the status of its replacement credit facility is attached hereto as exhibit 99.1.

      On Tuesday, May 13, 2003, the Company will hold its Annual Meeting of Shareholders at the Doubletree Hotel (Lake Hills Room), 300 112th Ave. S.E., Bellevue, Washington, at 10:00 a.m. local time. The record date for the meeting has been set at March 28, 2003.

Item 7. Financial Statements and Exhibits.

      (c) Exhibits.

         Exhibit No.     Description
         -----------     -------------------------------------------------

         99.1            Press release of Cost-U-Less, Inc. dated March 24, 2003


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Cost-U-Less, Inc.


March 31, 2003                                By: /s/ J. Jeffrey Meder
                                                  ------------------------------
                                                  J. Jeffrey Meder, President


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

                                  EXHIBIT INDEX

         Exhibit No.     Description
         -----------     -------------------------------------------------

         99.1            Press release of Cost-U-Less, Inc. dated March 24, 2003


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